Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re COMDISCO, INC., et al., Reorganized Debtors.	) ) ) ) ) ) ) )	Chapter 11 BK No. 01-24795 (JBS) (Jointly Administered) Hearing: July 12, 2016 at 10:00 a.m. (Central)
	)	Obj. Deadline: July 7, 2016 at 4:00 p.m. (Central)

NOTICE OF MOTION

PLEASE TAKE NOTICE THAT on June 21, 2016, the above-captioned reorganized debtors (the “Reorganized Debtors”) filed the REORGANIZED DEBTORS’ MOTION FOR FINAL DECREE AND ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 350(a), AND 1142, BANKRUPTCY RULE 3022, AND LOCAL BANKRUPTCY RULE 3022-1 CLOSING THE BANKRUPTCY CASE OF COMDISCO INC. AND PROVIDING RELATED RELIEF (the “Motion”).

PLEASE TAKE FURTHER NOTICE THAT on July 12, 2016 at 10:00 a.m. (prevailing Central time), the undersigned counsel for the Reorganized Debtors shall appear before the Honorable United States Bankruptcy Judge Jack B. Schmetterer, Everett McKinley Dirksen Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, Courtroom 682, Chicago, Illinois 60604, or before any other judge who may be sitting in her place and stead.

PLEASE TAKE FURTHER NOTICE THAT any objection or response to the Motion must be filed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”) and served as to be received by the following parties no later than July 7, 2016 at 4:00 p.m. (prevailing Central time): (a) the Reorganized Debtors, c/o Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Suite 2800, Chicago, Illinois 60603 (Attn: Felicia Gerber Perlman) and (b) the Office of the United States Trustee for the Northern District of Illinois, 219 South Dearborn Street, Suite 873, Chicago, Illinois 60605.  Only those responses made in writing and timely filed and received will be considered by the Bankruptcy Court at the hearing.

PLEASE TAKE FURTHER NOTICE THAT IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF REQUESTED BY THE MOTION WITHOUT FURTHER NOTICE OR HEARING.

PLEASE TAKE FURTHER NOTICE THAT copies of the Motion may be obtained free of charge by sending a request by email to Comdisco@loganandco.com.

Dated:	Chicago, Illinois
June 21, 2016

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Felicia Gerber Perlman
Felicia Gerber Perlman (I.D. No. 06210753)
155 N. Wacker Dr.
Chicago, Illinois 60606
Telephone: (312) 407-0700

Counsel for the Reorganized Debtors

2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re COMDISCO, INC., et al., Reorganized Debtors.	) ) ) ) ) ) ) )	Chapter 11 BK No. 01-24795 (JBS) (Jointly Administered) Hearing: July 12, 2016 at 10:00 a.m. (Central)
	)	Obj. Deadline: July 7, 2016 at 4:00 p.m. (Central)

REORGANIZED DEBTORS’ MOTION FOR FINAL DECREE AND ORDER
PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 350(a), AND 1142,
BANKRUPTCY RULE 3022, AND LOCAL BANKRUPTCY RULE 3022-1
CLOSING THE BANKRUPTCY CASE OF COMDISCO, INC.
AND PROVIDING RELATED RELIEF
Comdisco, Inc. and Comdisco Holding Company, Inc. (“Reorganized Comdisco” and together, the “Reorganized Debtors”), formerly, together with certain of the affiliates and subsidiaries of Comdisco, Inc., debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”), hereby submit this motion (the “Motion”) pursuant to sections 105, 350(a), and 1142 of title 11 of the United States Code (the “Bankruptcy Code”), Rule 3022 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rule 3022-1 of the Local Bankruptcy Rules for the Northern District of Illinois (the “Local Bankruptcy Rules”) for an order, substantially in the form attached hereto as Exhibit A (the “Final Decree”) (i) closing the Chapter 11 Case (as defined below) of Comdisco, Inc.; (ii) authorizing the Reorganized Debtors to complete certain outstanding administrative tasks as detailed below following entry of the Final Decree; (iii) approving the proposed manner of disposing of and disbursing remaining Estate assets as described below; (iv) confirming the exculpation of the Plan Implementation Parties (as defined below); (v) terminating the services of the claims and noticing agent and disbursing agent; and (vi) retaining jurisdiction to enforce or interpret its own orders pertaining to the Chapter 11 Cases including, but not limited to, the Plan (as defined below) and the Final Decree.  In support of this Motion, the Reorganized Debtors have filed the Final Report attached hereto as Exhibit B (the “Final Report”).   In further support of this Motion, the Reorganized Debtors respectfully represent as follows:
JURISDICTION AND VENUE
1.         The Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The Court also retains jurisdiction to resolve matters relating to entering a Final Decree closing the Chapter 11 Cases pursuant to Article XV(r) of the Plan.
2.         The statutory predicates for relief requested herein are Bankruptcy Code sections 105(a), 350(a), and 1142, Bankruptcy Rule 3022, and Local Bankruptcy Rule 3022-1.
BACKGROUND
A.	The Chapter 11 Cases
3.         On July 16, 2001, Comdisco, Inc. and fifty of its domestic affiliates filed voluntary petitions in this Court for reorganization relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).
4.         Prior to the Effective Date (defined below), the Debtors operated their businesses and managed their properties as debtors-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code.  This Court ordered joint administration of the Debtors’ Chapter 11 Cases.
5.         On July 24, 2001, the Office of the United States Trustee for the Northern District of Illinois (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”).  On September 5, 2001, the U.S. Trustee appointed a statutory committee of equity holders (the “Equity Committee”).  Pursuant to Section 16.8 of the Plan, the

Creditors’ Committee and the Equity Committee were dissolved on the Effective Date.  No trustee or examiner was appointed in the Chapter 11 Cases.
B.	Plan and Confirmation Order
6.         On June 13, 2002 the Debtors filed the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession (the “Plan”).1  The Plan provided for the substantial consolidation of the Comdisco Debtors and the substantial consolidation of the Prism Debtors.
7.         As to the Comdisco Debtors, the Plan provided for the assets of the Comdisco Debtors to be transferred to Reorganized Comdisco or its newly formed subsidiaries.  The New Common Shares of Reorganized Comdisco were distributed to holders of Allowed General Unsecured Claims, together with Net Available Comdisco Cash, the New Senior Notes, the New PIK Notes, and the assets that were subsequently transferred to the Litigation Trust.  Holders of Allowed Unsecured Convenience Claims received cash in an amount equal to 89.8% of their claims.  Holders of Allowed Equity Interests received contingent distribution rights (“CDRs”) on account of a Contingent Equity Distribution – a gradually increasing right to payment contingent upon recoveries to General Unsecured Claimholders reaching certain thresholds.2  All holders of Secured, Administrative, and Priority Claims were paid in full in cash.  Since the Effective Date, Reorganized Comdisco has engaged in an orderly and value-maximizing wind down of the Debtors’ operations and monetization of Estate assets through the run off or sale of such assets.
8.         As to the Prism Debtors, the Plan provided for the continued liquidation of the assets of such Debtors and the distribution of the proceeds thereof to creditors in cash.
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1	Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2	Holders of Allowed Subordinated Claims were to receive the same treatment, but there were ultimately no allowed Subordinated Claims.

9.         All Classes entitled to vote on the Plan (except for Class 5-B Subordinated Claims which did not vote) voted to accept the Plan.
10.       On July 31, 2002, the Court entered its Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. § 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming the Plan (the “Confirmation Order”).
11.       The effective date of the Plan occurred on August 12, 2002 (the “Effective Date”).
C.	Claims and Administrative Expenses
12.       On September 20, 2001, this Court entered an order establishing November 30, 2001, as the deadline for all persons and entities, other than governmental units, to file prepetition claims against the Debtors in the Chapter 11 Cases, and January 14, 2002 as the deadline for governmental units. The Plan and Confirmation Order set the date that was 45 days after the Effective Date, or September 26, 2002, as the deadline for asserting administrative expense claims.
13.       Approximately 4,500 proofs of claim were filed against the Debtors, of which nearly 1,500 were expunged from the Debtors’ claims registry pursuant to the order granting the Debtors’ first omnibus claims objection.  Since that time, the Debtors and the Reorganized Debtors continued their claims review and reconciliation and filed eight additional Claims Objections.
14.       In addition, the Reorganized Debtors and the Trustee of the Litigation Trust have entered into several key Claims settlements including, most recently, settlement of the SIP Subrogation Claims.
15.       As of the date hereof, the Reorganized Debtors have completed the Claims reconciliation process and all Claims have been either Allowed or Disallowed.

D.	Disposition of Assets and Distributions
16.       In the more than 13 years since the Effective Date, the Reorganized Debtors have been highly successful in administering the Plan, maximizing value for creditors, and winding down the Debtors’ operations.  Among other things, the Reorganized Debtors have:
(i)	made distributions in excess of $4 billion to General Unsecured Creditors on account of available cash and the new notes issued under the Plan;

(ii)	made distributions of approximately $787 million in dividends to General holders of the New Common Shares (which were issued to General Unsecured Creditors but were publicly traded);

(iii)	made distributions to equityholders of the Debtors of approximately $131 million on account of the CDRs;

(iv)	paid approximately $16.5 million to unsecured creditors of the Prism Debtors on account of their allowed claims

(v)	secured the return of $35 million from the Disputed Claims Reserve, through the resolution of Disputed Claims;

(vi)	recovered in excess of $50 million in amounts either owed to the Estates or escheated under various state laws;

(vii)	realized upon approximately $91 million in equity investments from the Debtors venture capital portfolio;

(viii)	collected approximately $6 million from SIP Participants who settled with the Debtors prior to the creation of the Litigation Trust;

(ix)	reduced the Reorganized Debtors domestic and international subsidiaries and affiliates from approximately 90 to two;

(x)	successfully exited or sold numerous domestic and international businesses and portfolios; and

(xi)	successfully exited multiple domestic and foreign jurisdiction with little or no tax liability.
17.       In addition, the Litigation Trust has made or will make distributions to General Unsecured Creditors in the total amount of approximately $1 million on account of recoveries on and settlements of the SIP Subrogation Claims.

18.       More specifically, upon emergence in September 2002, the Estates distributed to General Unsecured Creditors $2.2 billion in cash, promissory notes in the amount of $1 billion and 4.2 million New Common Shares.  By April 2003, Reorganized Comdisco had redeemed the promissory notes in full.
19.       The former shareholders of Comdisco were granted approximately 152 million CDRs in exchange for their shares. Under the Plan, holders of CDRs (the “CDR Holders”) did not share in the distributions from the Estates until the General Unsecured Creditors had obtained an 89% recovery (on a present value basis) of their Allowed Claims. The sharing threshold was achieved on May 30, 2003. Thereafter, the CDR Holders shared in the distributions in increasing increments until the General Unsecured Creditors achieved a 100% recovery (on a present value basis) of their Allowed Claims. The 100% threshold was achieved by December 31, 2006.  Thereafter, the CDR Holders shared at 37% of each dollar either distributed or dividended to the General Unsecured Creditors (or transferee holders of the New Common Shares).
20.       As a result, the following distributions have been made:

Class	Treatment	Recovery3
Comdisco Debtors
Class C-1 – Secured Claims	Unimpaired	Paid in full
Class C-2 – Other Priority Claims	Unimpaired	Paid in full
Class C-3 – General Unsecured Convenience Claims	Impaired	89.4%
Class C-4 – General Unsecured Claims	Impaired	>100%
Class C-5A – Interests	Impaired	Received the CDRs, on which the Reorganized Debtors have made distributions of approximate $131 million, as of 3/31/16
Class C-5B – Subordinated Claims	Impaired	No Allowed Claims in Class
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As further described below, the Reorganized Debtors will make a Final Distribution (as defined below) to Classes C-4 and C-5 following entry of the Final Decree.  The estimated recovery percentage includes the projected amount of this Final Distribution.

Prism Debtors
Class P-1 – Secured Claims	Unimpaired	Paid in full
Class P-2 – Other Priority Claims	Unimpaired	Paid in full
Class P-3 – General Unsecured Claims	Impaired	10%
Class P-4 – Interests	Impaired	0%

21.       The recoveries set forth above meet and, in some cases, well exceed, those estimated in the Disclosure Statement.
E.	Final Tax Reconciliation
22.       In addition to a few post-closing administrative matters described herein, the only additional items which had remained open with respect to the Reorganized Debtors were resolution of any potential tax liabilities of the Reorganized Debtors with the Internal Revenue Service (the “IRS”) for the tax years ending September 30, 2014, September 30, 2015, and September 30, 2016 (the “Final IRS Tax Issue”) and with the Illinois Department of Revenue (the “IDOR”) for the tax years ending September 30, 2013, September 30, 2014, September 30, 2015, and September 30, 2016 (the “Final IDOR Tax Issue”).  As set forth below, the Reorganized Debtors believe that no further state or federal taxes are owing and that they have the necessary tax clearances.
23.       On March 27, 2015, Reorganized Comdisco filed with the IRS its Form 1120 tax return for the year ending September 30, 2014.  On February 12,  2016,  Reorganized Comdisco filed its Form 1120 tax return for the year ending September 30, 2015, for which year, it had a total tax of $212,099, which was solely comprised of Alternative Minimum Tax (“AMT”).   Unless otherwise relieved of its obligation, it will file its actual Form 1120 tax return for the year ending September 30, 2016 as soon as possible after fiscal year end.  Reorganized Comdisco currently has available NOL carryovers from prior tax years in the amount of approximately

$303 million and operating expenses, thereby negating taxable income (if any) for tax years 2015 (excluding the already paid AMT taxes) and 2016.
24.       On May 12, 2015, Reorganized Comdisco filed a Form 4810 Request for Prompt Assessment for 2014.  On February 29, 2016, Reorganized Comdisco filed a Form 4810 Request for Prompt Assessment for 2015 and also renewed its request for 2014 (the 2014 and 2015 requests together, the “Request for Prompt Assessment”).
25.       On April 15, 2016, the Reorganized Debtors received a response from the IRS on their Request for Prompt Assessment stating that the closing date will be September 7, 2017 for those tax years.  The Reorganized Debtors subsequently engaged in discussions with the IRS.  Based on these discussions, it is the Reorganized Debtors’ understanding that the IRS has fully reviewed the returns for 2014 and 2015 and is signed off on such returns and that no further taxes are due or owing.  As such, the Debtors have obtained all necessary federal tax clearances.
26.       With respect to Illinois, on March 17, 2016, the Reorganized Debtors received a Return Correction Notice from the IDOR showing a tax due of $968,453.84 for its Illinois Form 1120 tax return for the year ending September 30, 2015 (the “Notice”).  On April 11, 2016, the Reorganized Debtors responded to the Notice stating that no tax is owed.   The Reorganized Debtors have subsequently reached out on several occasions in an effort to commence discussions with the IDOR to reach a resolution on the Notice and those efforts are ongoing.  However, the Reorganized Debtors, with the advice of their tax advisors, believe in good faith that no further Illinois tax is owed and that the Notice is incorrect.  Accordingly, the Reorganized Debtors believe that no further state or federal taxes are owing.
F.	Final Steps toward Dissolution and Termination of the Reorganized Debtors
27.       On March 1, 2004, the Court entered a final decree closing the Chapter 11 Cases of the Prism Debtors, with an effective date of March 5, 2004.

28.       On November 3, 2004, the Court entered a final decree closing the Chapter 11 Cases of the majority of the Comdisco Debtors.
29.       On September 9, 2009,  the Court entered a final decree closing the Chapter 11 Case of Comdisco Investment Group, Inc.  As a result, only the Chapter 11 Case of Comdisco, Inc. currently remains open.
30.       Following filing of this Motion and continuing after entry of the Final Decree, the Reorganized Debtors will take certain actions to complete the wind down and dissolution of the Reorganized Debtors.
31.       In accordance with the terms, conditions and provisions of the Final Report and Accounting of the Comdisco Litigation Trustee attached to that certain Global Settlement Agreement dated October 1, 2015, which resolved the SIP litigation, Reorganized Comdisco has purchased or will purchase 3,762,489 CDRs from the Litigation Trustee at a discounted net purchase price of $195,852.55 and 26 New Common Shares at a discounted net purchase price of $112.52.  Upon such purchase, Reorganized Comdisco will cancel the purchased New Common Shares and CDRs (including any lost certificates whether or not a Lost Certificate Affidavit has been provided by the prior holder) and such New Common Shares and CDRs shall be deemed null, void and worthless.
32.       Following entry of the Final Decree, the Reorganized Debtors will make a final dividend payment to holders of New Common Shares in the range of approximately $17,599,000 to $18,332,000 and a final distribution to CDR Holders in the range of approximately $10,924,000 to $11,353,000, as set forth in the Final Report (the “Final Distribution”).4 The
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4
The listed ranges are estimates based on the Reorganized Debtors’ estimates of professional fees and other wind down costs and, accordingly, the amount of the Final Distribution may ultimately be higher or lower than the amounts listed herein.

lower distribution amounts assume, among other things, that the Reorganized Debtors will have to fulfill their obligations as an ongoing publicly traded company including, without limitation, filing Forms 10-Q and 10-K, undergoing an independent third party review and audit, preparing and filing additional tax returns and continuing to lease office space.  The upper range of distribution amounts assumes that the Reorganized Debtors can timely make their Final Distribution and cancel the shares and CDRs, therefore saving on the substantial costs and expenses of being a publicly traded company.  The Final Distribution will be comprised of the Reorganized Debtors’ estimated remaining operating cash at the time of such distribution (net of amounts withheld for estimated liabilities, as well as the $4 million indemnification reserve established for the Trustee pursuant to that certain Indemnification Reserve Agreement, dated as of September 22, 20055).
33.       Following the Final Distribution, the Reorganized Debtors will take all necessary steps to cancel the remaining New Common Shares  (including any lost certificates whether or not a Lost certificate Affidavit has been provided by the prior holder) and the CDRs, will take steps to terminate SEC reporting requirements, and will file the necessary related SEC filings and press release.  In addition, the Reorganized Debtors shall file all necessary documents to dissolve the Reorganized Debtors.
34.       The Reorganized Debtors shall destroy corporate documents and donate or abandon assets not distributed through the Final Distribution, all as further set forth below.  The Reorganized Debtors shall also exit any remaining lease or contractual obligations.  As a general matter, the Reorganized Debtors will continue to pay expenses in the ordinary course of business.
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5	Pursuant to the terms of the Indemnification Reserve Agreement, the reserve will be released upon the entry of an order closing the Chapter 11 Cases.

35.       In accordance with the Plan, the Reorganized Debtors have made and will continue to make payments to their employees in the ordinary course and pursuant to the Management Incentive Plan.  In addition, the Reorganized Debtors shall pay to Randolph I. Thornton, in his capacity as the Disbursing Agent, in recognition of his leadership and the Reorganized Debtors’ performance, an end-of-term bonus in the amount of $200,000 (the “Bonus”).6  In light of the need to retain Mr. Thornton’s services for a six months period post-closing of the Chapter 11 Cases,  the Reorganized Debtors shall make a retention payment to the Disbursing Agent of $70,000 (the “Retention Payment”).
36.       Finally, the Reorganized Debtors shall take such other actions as they may deem necessary, in their sole discretion, to fully wind-down and dissolve the Estates under applicable state law.
RELIEF REQUESTED
37.       By this Motion, the Reorganized Debtors request that the Court enter the Final Decree (a) closing the Chapter 11 Case of Comdisco, Inc.; (b) authorizing the Reorganized Debtors to complete certain outstanding administrative tasks as detailed below following entry of the Final Decree; (c) approving the proposed manner of disposing of and disbursing remaining Estate assets as described below; (d) confirming the exculpation of the Plan Implementation Parties; (e) terminating the services of the claims and noticing agent and Disbursing Agent; and (f) retaining jurisdiction to enforce or interpret its own orders pertaining to the Chapter 11 Cases including, but not limited to, the Plan and the Final Decree.
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For more than a decade, since August 12, 2004, Mr. Thornton has served as the Disbursing Agent under the Plan and as the Reorganized Debtors’ sole director and officer. He has been compensated at $400 per hour of actual service and reasonable out of pocket expenses. Mr. Thornton has neither had an increase in compensation nor a bonus in the last 14 years.  The accomplishments set forth herein with respect to administration of the Plan and wind down of the Debtors are largely due to Mr. Thornton’s leadership.

BASIS FOR RELIEF
A.	The Chapter 11 Case of Comdisco, Inc. Should Be Closed
38.       The Reorganized Debtors have completed administration of their obligations under the Plan. Accordingly, the remaining Chapter 11 Case, that of Comdisco, Inc., should be closed. Set forth below are descriptions of the accomplishments that support such relief.
39.       Claims Administration and Resolution. The Reorganized Debtors have completed their claims administration obligations under the Plan by prosecuting claims objections and settling, allowing, or otherwise disposing of all prepetition and administrative expense claims.
40.       Monetization of Estate Assets. The Reorganized Debtors have completed sales or other dispositions of nearly all of their assets, other than certain de minimis assets which will be either abandoned or donated to charity as further set forth below.  The Reorganized Debtors have sold or otherwise disposed of any other non-cash assets.  As demonstrated by the recovery chart set forth above and as discussed in the Final Report, these efforts have resulted in recoveries to creditors which meet or exceed those estimated in the Disclosure Statement, with General Unsecured Creditors receiving a recovery of over 100% and Interest Holders receiving a recovery of approximately $0.88 per CDR as of March 31, 2016.
41.       Plan Distributions. Substantially all of the property to be distributed under the Plan has either been distributed and, as set forth above, a Final Distribution will be made following entry of the Final Decree.  Distributions required to be made under the Plan were made on or soon after the Effective Date. Since the Effective Date, the Reorganized Debtors periodically have made additional distributions as prepetition and administrative expense claims have been allowed and assets have been monetized resulting in the distributions set forth in the table above and described in the Final Report.

42.       Motions, Contested Matters, and Adversary Proceedings. All motions, contested matters, and adversary proceedings filed or arising in the Chapter 11 Cases have been fully and finally resolved.  The Reorganized Debtors are not aware of any new matters that either should be raised or could arise, in the Chapter 11 Cases.
B.	Destruction of Corporate Records
43.       The Reorganized Debtors seek authorization to destroy remaining corporate records following entry of the Final Decree, in the sole discretion of the Reorganized Debtors; provided that they will deliver the personnel files of the remaining five employees to each of them for their respective retention.
44.       Pursuant to prior orders of the Court, the Reorganized Debtors have destroyed corporate records generated prior to January 1, 2008 resulting in savings of storage and retention costs in excess of $600,000.  Destruction of the remaining corporate records will result in an estimated savings of storage and retention costs of an additional $30,000.
45.       Moreover, the Reorganized Debtors have not conducted any business, or owned any real estate in more than ten years.  The Reorganized Debtors anticipate that within six months after entry of the Final Decree, no personnel will be available to either respond to any subpoena, or to retrieve, assemble and interpret any documents, files or records.
46.       For the foregoing reasons, the Reorganized Debtors submit that the destruction of the remaining corporate records is reasonable and appropriate.
C.	Abandonment and Donation of Remaining Assets After Entry of Case Closing Order
47.       The Reorganized Debtors respectfully request court authorization to dispose of remaining assets as set forth below.

48.       Abandonment of Assets.  The Reorganized Debtors seek authorization to abandon certain de minimis remaining assets that management has determined to have no, or little, economic value to shareholders.  In particular, the Reorganized Debtors seek to abandon the remaining Limited Partnership Investments, Escheated Assets, and Personal Property  (each as defined below and, collectively, the “Abandoned Assets”).
49.       Prior to 2001, the Debtors made investments (the “Limited Partnership Investments”) in certain limited partnerships that, in turn, invested in venture startup companies. Such partnerships are described as Vantagepoint Partnerships LP, Vantagepoint III, and Vantagepoint IV.  The Reorganized Debtors seek to abandon the remaining Limited Partnership Investments because either (i) the remaining Limited Partnership Investments have been determined by the general partner and the Reorganized Debtors’ management to have no significant potential for a return on the investment, (ii) the underlying venture startup companies have not made any significant progress in either being acquired or going public, or (iii) the Debtors or the Reorganized Debtors have waived their right to participate in future gains in consideration for the partnership withdrawing its bankruptcy claim and releasing Debtors and the Reorganized Debtors from the obligation of fulfilling any future investment calls.  Accordingly, the Reorganized Debtors seek to abandon the remaining Limited Partnership Investments.
50.       The Reorganized Debtors have been very successful in pursuing and collecting property escheated to states during the course of the administration of the Plan (the “Escheated Assets”).  However, the success of the process was due in large part to the employment of a third party with expertise in escheat matters and the ability of management to retrieve pertinent records to support its claim for the escheated funds. Most recently, the recoveries have been few and minimal in amount.  More importantly, with the closure of the Chapter 11 Cases, there will not be anyone from the management team available to retrieve and present, if any, relevant and existing documentation to support the claim.  Accordingly, the Reorganized Debtors seek to abandon the remaining Escheated Assets to the applicable states.7
51.       Since October 31, 2004, the Reorganized Debtors have occupied rented and furnished executive office space from Regus Management Group LLC, and therefore, they have limited personal property consisting primarily of laptop computers, printers, iPads, servers, other office equipment and supplies (the “Personal Property”).  The Personal Property is used and dated and has little or no value and it is not marketable.  Accordingly, the Reorganized Debtors seek to abandon the remaining Personal Property to the employees.
52.       For the foregoing reasons, the Reorganized Debtors submit that abandonment of the Abandoned Assets is reasonable and appropriate.
53.       Contribution of Assets to Charity.  The Reorganized Debtors seek authorization to donate to the Make-A-Wish of Illinois (the “Charity”) certain de minimis remaining assets that management has determined to have no, or little, economic value to shareholders.  In particular, the Reorganized Debtors seek to donate the Country Club Payments, the Venture Assets and the Final Cash, Escheated Assets, and Personal Property  (each as defined below and, collectively, the “Donated Assets”).
54.       First, the Reorganized Debtors seek to donate two $25,000 payments to be received in 2032 (the “Country Club Payments”) resulting from the sale of two country club memberships that had been acquired by the Debtors’ former ventures business operation. The two memberships were held in specific executives’ names for the benefit of the Debtors. In 2006, the Reorganized Debtors were able to sell the memberships to an acquirer of the club. However,
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In addition, the Reorganized Debtors’ transfer agent, Computershare, is authorized to escheat any unclaimed amounts from the Final Distribution to the various states in accordance with its business practices and policies.

under the terms of the acquisition, the Country Club Payments would not be paid out until September 2032. In the interim, in exercise of its fiduciary duties, management has unsuccessfully tried to sell the Country Club Payments to third parties and to negotiate a discounted buyout of the Country Club Payments by the acquirer.  Given the timing of receipt of the Country Club Payments , the Reorganized Debtors believe it is reasonable to assign and donate those payments to the Charity.
55.       Second, the Reorganized Debtors seek to donate certain small equity positions in approximately five private venture startup companies (the “Venture Assets”) acquired by the Debtors’ venture business operations that have been held by it since at least 2000.  In the aggregate, the Venture Assets do not have an estimated fair market value in excess of $1.00.  Neither the Reorganized Debtors nor Windspeed Acquisition Fund GP, LLC, a professional management group retained by Comdisco to manage its equity investments, have been able to realize upon the Venture Assets.  In many cases, the positions are so small that cost of exercising upon them could exceed the economic return.  It is possible that the Charity, because of its stature, could make a more economic and feasible arrangement with the Venture Assets.
56.       Third, the Reorganized Debtors seek to donate any surplus cash remaining after making the Final Distribution and the payment of any and all final operating expenses and liabilities of the Reorganized Debtors and any distributions rejected, or affirmatively returned, by a recipient to the Reorganized Debtors (the “Final Cash”).  Such Final Cash would not be subject to escheat laws and the costs of distributing such amounts to other beneficiaries of Reorganized Comdisco would far outweigh any economic return to those beneficiaries.  Since the Reorganized Debtors have been operating under a liquidation basis of accounting as of October 1, 2014 (which required management to estimate costs and expenses through the projected end date of the Reorganized Debtors) and the Reorganized Debtors have not recently experienced either any returned or rejected distributions, the Reorganized Debtors do not anticipate that the amount of the Final Cash – as estimated in the Final Report – will be material.8
57.       The Charity was selected after a review process of various charities by management and its recommendation to the Disbursing Agent that the assets had a potential economic realization, if any, far beyond the projected end date of the Chapter 11 Cases.  The Charity was also selected due to the very high percentage of its donations used directly for the benefit of its recipients.  Finally, the Charity was selected to honor the memory of the deceased founder of Comdisco `who was an avid supporter and contributor to the Charity.
58.       For the foregoing reasons, the Reorganized Debtors submit that donation of the Donated Assets is reasonable and appropriate.
D.	Confirmation of Exculpation for Plan Implementation Parties
59.       The Reorganized Debtors request that the Court confirm that the exculpation and limitation on liability included in Article 14.4 (the “Exculpation”) of the Plan exculpates and releases, among the exculpated parties listed therein, the Reorganized Debtors, their employees, officers and directors, the Disbursing Agent and the Trustee, and each of their respective agents and professionals (collectively, the “Plan Implementation Parties”) and that the Plan Implementation Parties have not engaged in gross negligence or willful misconduct.
60.       Pursuant to, and as further set forth in, Article 14.4, the Plan Implementation Parties shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any holder of any Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors,
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As noted above, the Reorganized Debtors’ transfer agent, Computershare, is authorized to escheat any unclaimed amounts from the Final Distribution to the various states in accordance with its business practices and policies.

attorneys or affiliates, or any of their successors or assigns, and no party in interest shall have any right of action against the Plan Implementation Parties, for any act or omission in connection with, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
61.       The Reorganized Debtors submit that the Exculpation of the Plan Implementation Parties is appropriate under the circumstances. Upon the entry of the Final Decree, the Plan Implementation Parties will have fulfilled all requirements set forth in the Plan and the Confirmation Order, and have taken reasonable and appropriate actions to maximize the value of the Debtors’ Estates and to administer appropriately the Debtors’ assets in compliance with the Plan and the Confirmation Order.  Following entry of the Final Decree, the Plan Implementation Parties will take the final administrative steps outlined herein, which are necessary and appropriate to fully and finally wind down and dissolve the Reorganized Debtors.  Thus, the Reorganized Debtors submit that the Plan Implementation Parties be exculpated and released to the fullest extent permissible under applicable law from any and all claims that (a) have been, could have been, or which may in the future be asserted against any of the Plan Implementation Parties for any act or omission occurring through the date of the closure of the Chapter 11 Cases or thereafter in connection with the complete wind down and dissolution of the Reorganized Debtors, and (b) relate to the Debtors, the Reorganized Debtors, the Litigation Trust, the Plan, or the Chapter 11 Cases, including, without limitation, any claims relating to or arising out of the implementation or administration of the Plan, the actions or omissions of any of the

Plan Implementation Parties after the date of confirmation of the Plan, the assets or liabilities of the Debtors, the Reorganized Debtors, or the Litigation Trust, or the responsibilities or obligations of any of the Plan Implementation Parties with respect to the Plan, the Litigation Trust, the Debtors, or the Reorganized Debtors. The Reorganized Debtors further request that the Plan Implementation Parties be expressly discharged from any further obligation or responsibility to take any additional action in connection with the administration of the Debtors’ Estates, other than the outstanding administrative tasks outlined in this Motion or, with respect to the Trustee, under the Trust Agreement.
62.       Most, if not all, of the factors cited in support of closing the Chapter 11 Case of Comdisco, Inc. also support the confirmatory relief requested herein with respect to the Plan Implementation Parties. In particular, the Plan Implementation Parties have completed substantially all of their respective obligations under the Plan, including, among other tasks, pursuing, recovering, liquidating, and maximizing the value of the Debtors’ material assets and administering, disputing, objecting to, compromising and otherwise resolving approximately 4,500 claims. The Plan Implementation Parties have substantially administered the Debtors’ Estates and the Litigation Trust, and therefore, upon the entry of the Final Decree, the Plan Implementation Parties should be exculpated and released as set forth in the Plan.
E.	Termination of Claims and Noticing Agent’s and Disbursing Agent’s Services
63.       Given that the Chapter 11 Cases have been fully administered, the Reorganized Debtors further request entry of an order terminating the Court-appointed claims and noticing agent, Logan & Company, Inc., as agent to the Court.  Notwithstanding the foregoing, the Reorganized Debtors may continue to utilize the services of the claims and noticing agent for a brief period of time after entry of the Final Decree to assist the Reorganized Debtors in performing miscellaneous administrative tasks.

64.       In addition, upon the dissolution of the Reorganized Debtors, the Reorganized Debtors request entry of an order terminating the services of the Disbursing Agent, including any prior or successor Disbursing Agents.
F.	Retention of Jurisdiction
65.           The Reorganized Debtors respectfully request that this Court continue to retain jurisdiction to enforce or interpret its own orders pertaining to the Chapter 11 Cases, including, but not limited to, the Confirmation Order and the Final Decree.  Article XV(r) of the Plan states that “the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among other things . . . to enter a final decree closing the Chapter 11 Cases.”
APPLICABLE AUTHORITY
I.	CLOSING THE CHAPTER 11 CASE OF COMDISCO, INC. IS AUTHORIZED AND APPROPRIATE
66.       Section 350(a) of the Bankruptcy Code provides that “[a]fter an estate is fully administered and the court has discharged the trustee, the court shall close the case.”  11 U.S.C. § 350(a).  Bankruptcy Rule 3022 further provides that “[a]fter an estate is fully administered in a chapter 11 reorganization case, the court, on its own motion or on a motion of a party in interest, shall enter a final decree closing the case.”  Fed. R. Bankr. P. 3022.
67.       The 1991 Advisory Committee’s note to Bankruptcy Rule 3022 lists the following factors to be considered in determining whether a case has been fully administered:
(1) whether the order confirming the plan has become final, (2) whether deposits required by the plan have been distributed, (3) whether the property proposed by the plan to be transferred has been transferred, (4) whether the debtor or the successor of the debtor under the plan has assumed the business or the management of the property dealt with by the plan, (5) whether payments under the plan have commenced, and (6) whether all motions, contested matters, and adversary proceedings have been finally resolved.

Fed. R. Bankr. P. 3022 Advisory Committee Note (1991). “[A]ll of the factors in [Advisory Committee Note 3022] need not be present before the Court will enter a final decree. Instead, [Advisory Committee Note 3022] and the factors listed therein merely serve as a guide in assisting the Court in its decision to close a case.” In re Mold Makers, Inc., 124 B.R. 766, 768 (Bankr. N.D. Ill. 1990).
68.       Here, all of the applicable factors enumerated in Advisory Committee Note 3022 have been satisfied and weigh in favor of closing the Chapter 11  Case of Comdisco, Inc. Only the discrete tasks described above, largely administrative in nature, remain to be completed.
69.       Courts have also held that a bankruptcy estate is “fully administered” when the Plan has been substantially consummated as defined by section 1101(2) of the Bankruptcy Code.  See In re BankEast Corp., 132 B.R. 665, 668 n.3 (Bankr. D.N.H. 1991).  To determine whether a bankruptcy estate is substantially consummated for the purposes of entering a final decree, a court may apply the requirements established by Bankruptcy Code section 1101(2) to the case sought to be closed.  See Walnut Assoc. v. Saidel, 164 B.R. 487, 492 (E.D. Pa. 1994).  Section 1101(2) defines substantial consummation as follows:
(a)	transfer of all or substantially all of the property proposed by the plan to be transferred;

(b)	assumption by the debtor or by the successor to the debtor under the plan of the business or of the management of all or substantially all of the property dealt with by the plan; and

(c)	commencement of distributions under the plan.

70.       Accordingly, the Plan has been substantially consummated under Bankruptcy Code section and all of the Chapter 11 Cases have been fully administered within the meaning of Bankruptcy Code section 350, making it appropriate for this Court to enter the Final Decree closing the final remaining case of Comdisco, Inc.  Specifically, (a) the Confirmation Order is

final and non-appealable; (b) there are no unresolved motions, contested matters, or adversary proceedings pending in the Chapter 11 Case, and the Reorganized Debtors anticipate that no motions, contested matters, or adversary proceedings will be pending as of the date of the hearing with respect to the Motion; (c) all Disputed Claims have been either (1) disallowed or (2) settled; (d) all property required to be transferred pursuant to the Plan has been transferred; (e) distributions required to be made pursuant to the Plan have been commenced and, indeed have been almost entirely completed, other than the Final Distribution, as described herein; and (f) the Debtors and/or the Reorganized Debtors have paid, or will pay when due, any fees due under 28 U.S.C. § 1930.
71.       Furthermore, continuing to keep the Chapter 11 Case of Comdisco, Inc. open results in substantial additional costs to the Reorganized Debtors.  In particular, because Reorganized Comdisco is a public company, it must comply with SEC reporting and public auditing requirements, resulting in operating expenses and related costs of between $1 million and $1.5 million per year.  If the Reorganized Debtors are unable to cancel the New Common Shares and CDRs prior to August 15, 2016, then they will incur additional estimated costs of $75,000 related to an obligation to file its Form 10-Q for the fiscal quarter ending June 30, 2016.  Moreover, while the cases remain open, the Reorganized Debtors are required to retain employees and lease office space and to incur other administrative costs.  In addition, the $4 million Trustee indemnification reserve described above will not be released until the Chapter 11 Cases are closed, and thus, any delay in the closure of the Chapter 11 Cases will likewise delay the Final Distribution.  Accordingly, closing the Chapter 11 Cases will avoid future unnecessary costs and permit the Reorganized Debtors to make a material Final Distribution to creditors.

72.       Finally, as long as the Comdisco, Inc. Chapter 11 Cases remain open, it is an unnecessary burden upon the Court and the U.S. Trustee, which must administer and monitor such case. By closing the Chapter 11 Case, the Court and the U.S. Trustee will no longer have to expend resources administering an unnecessary case in which there is no activity. Similarly, by closing the final Chapter 11 Case, the Reorganized Debtors can avoid incurring further court-related expenses. Pursuant to applicable law, the Reorganized Debtors are obligated to pay quarterly fees to the U.S. Trustee under 28 U.S.C. § 1930 for quarterly periods through the closure of the Chapter 11 Cases. Once all of the Chapter 11 Cases are closed, the Reorganized Debtors will no longer have to pay quarterly fees to the U.S. Trustee and can dissolve.9
73.       Accordingly, the Reorganized Debtors request entry of the Final Decree closing the Chapter 11 Case of Comdisco, Inc.
II.	ABANDONMENT OF THE ABANDONED ASSETS IS AUTHORIZED AND APPROPRIATE
74.       Section 554(a) of the Bankruptcy Code provides that “[a]fter notice and a hearing, the trustee may abandon any property of the estate that is burdensome to the estate or that is of inconsequential value and benefit to the estate.”  11 U.S.C. § 554(a).  As set forth above, the Reorganized Debtors have determined that the Abandoned Assets to be abandoned by the Reorganized Debtors is of inconsequential value and benefit to the Estates.  See, e.g., In re Contract Research Solutions, Inc., Case No. 12-11004 KJC, 2013 WL 1910286, at *4 (Bankr. D. Del. May 1, 2013) (finding that abandonment of property was appropriate when it posed no threat to public safety and did not contravene any law or regulation; the debtor “need only demonstrate that [it] has exercised sound business judgment in making the determination to abandon.”) (citation omitted).  The Reorganized Debtors believe that liquidating the Abandoned
________________________
9
See In re A.H. Robins Co, Inc., 219 B.R. 145, 149 (Bankr. E.D. Va. 1998) (“obligation to pay UST fees terminates upon closure, dismissal, or conversion of a Chapter 11 case, and will not be paid ad infinitum”).

Assets would be difficult and would be more costly than any value to be received on account of such assets.  Accordingly, abandonment of the Abandoned Assets reflects the Reorganized Debtors’ exercise of sound business judgment and is in the best interests of the Reorganized Debtors, Estate creditors and other parties in interest.
III.	THE RELATED RELIEF REQUESTED HEREIN IS AUTHORIZED AND APPROPRIATE
75.       Article XV of the Plan states that “the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan,” including, among other things, the items enumerated in Article XV of the Plan. Further, Paragraph AL of the Confirmation Order allows the Court to retain jurisdiction as set forth in Article XV of the Plan.
76.       Furthermore, in the bankruptcy context, section 1142(b) of the Bankruptcy Code specifically confers subject matter jurisdiction on bankruptcy courts to resolve post-confirmation issues necessary to execute a confirmed chapter 11 plan.  Beal Bank, S.S.B. v. Jack’s Marine, Inc., 201 B.R. 376, Bankr. L. Rep. (CCH) ¶ 77060 (E.D. Pa. 1996).  The clear intent of section 1142(b) is for the bankruptcy court to retain jurisdiction to assure that the terms and provisions of a confirmed chapter 11 plan are carried out until the plan is completed and a final decree is entered closing the case.  In re Terracor, 86 B.R. 671 (D. Utah 1988).10  “The bankruptcy court’s authority under § 1142(b) extends to post-confirmation activities necessary to complete performance under the plan and close the case.”  Pioneer Liquidating Corp. v. U.S. Tr. (In re Consol. Pioneer Mortgage Entities), 248 B.R. 368, 384 (9th Cir. BAP 2000), aff’d, 264 F.3d 803
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10
The use of 1142(b) in the equitable context is consistent with the well-established principle that a court possesses the inherent authority to enforce its own orders (e.g., the Confirmation Order).  See, e.g., Kokkonen v. Guardian Life Ins. Co. of America, 511 U.S. 375, 379-80 (1994) (court has ancillary power to vindicate its authority and effectuate its decrees); Chambers v. NASCO, Inc., 501 U.S. 32, 43 (1991) (“Courts of justice are universally acknowledged to be vested, by their very creation, with power to impose . . . submission to their lawful mandates.”); In re Continental Airlines, Inc., 236 B.R. 318, 325-26 (Bankr. D. Del. 1999).

(9th Cir. 2001).  “[Section] 1142(b) provides authority for this Court to direct any necessary party to perform any other act that is necessary for consummation of a confirmed plan.”  Official Unsecured Creditors’ Comm. of Erie Hilton Joint Venture v. Siskind (In re Erie Hilton Joint Venture), 137 B.R. 165, 170 (Bankr. W.D. Pa. 1992).  See also In re Legend Radio Group, Inc., 248 B.R. 281, 286 (W.D. Va. 1999) (“The Bankruptcy Code provides that confirmed plans shall be carried out.”) (citations omitted).
77.       Accordingly, this Court has the authority to issue the Final Decree, which, among other things, authorizes the Reorganized Debtors to complete certain outstanding administrative tasks, including destruction of documents, abandonment of the Abandoned Assets, and donation of the Donated Assets, following the entry of the Final Decree, confirms the application of the Exculpation to the Plan Implementation Parties, and terminates the services of Logan & Company, Inc. and the Disbursing Agent.
78.       The Reorganized Debtors submit that the relief requested herein in addition and related to closing of the Chapter 11 Case of Comdisco, Inc. is reasonable and appropriate under the circumstances, is in the best interests of the Reorganized Debtors and their Estates, creditors, and other parties in interest and, therefore, should be approved.
NOTICE
79.       Notice of this Motion will be provided by first class mail to the U.S. Trustee and all known creditors, in accordance with Local Bankruptcy Rule 3022-1.  In addition, notice of this Motion will be published in the Chicago Tribune and the Global Edition of the Wall Street Journal.  The Reorganized Debtors submit that, under the circumstances, no other or further notice need be given.

CONCLUSION
WHEREFORE, the Reorganized Debtors respectfully request that this Court enter a Final Decree, substantially in the form of the proposed Final Decree attached hereto, granting (a) the relief sought herein and (b) such other and further relief as is just.

Dated:	Chicago, Illinois
June 21, 2016

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Felicia Gerber Perlman
Felicia Gerber Perlman (I.D. No. 06210753)
155 N. Wacker Dr.
Chicago, Illinois 60606
Telephone: (312) 407-0700

Counsel for the Reorganized Debtors

EXHIBIT A

Proposed Final Decree

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
Eastern Division

In Re:	)	BK No.: 01-24795
	)	(Jointly Administered)
Comdisco, Inc., et al.	)	Chapter: 11
	)	Honorable Jack B. Schmetterer
)
)
Debtor(s))

FINAL DECREE AND ORDER PURSUANT TO BANKRUPTCY CODE
SECTIONS 105, 350(a), AND 1142, BANKRUPTCY RULE 3022, AND  LOCAL
BANKRUPTCY RULE 3022-1 CLOSING  THE BANKRUPTCY CASE OF
COMDISCO, INC. AND PROVIDING RELATED RELIEF

Upon the motion, dated June 21, 2016 (the “Motion”),  of the Reorganized Debtors for entry of an order and final decree (this “Final Decree”) pursuant to Bankruptcy Code sections 105, 350(a), and 1142, Bankruptcy Rule 3022, and Local Bankruptcy Rule 3022-1 (i) closing the Chapter 11 Case of Comdisco, Inc.; (ii) authorizing the Reorganized Debtors to complete certain outstanding administrative tasks as detailed below following entry of the Final Decree; (iii) approving the proposed manner of disposing of and disbursing remaining Estate assets as described below; (iv) confirming the exculpation of the Plan Implementation Parties; (v) terminating the services of the claims and noticing agent and the disbursing agent; and (vi) retaining jurisdiction to enforce or interpret its own orders pertaining to the Chapter 11 Cases including, but not limited to, the Plan and the Final Decree; and the Debtors’ Estates having been fully administered within the meaning of Bankruptcy Code section 350 and in accordance with the Plan; and this Court having considered the record of the proceedings in the Chapter 11 Cases; and this Court having reviewed and considered the Final Report; and good and sufficient notice of the relief requested in the Motion having been given; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

1.  This Court has core jurisdiction over these chapter 11 cases and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334 and Article XV(r) of the Plan.  Venue of this proceeding and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

2.  The Chapter 11 Case of Comdisco, Inc., Case No.  01-24795, is hereby closed, pursuant to section 350 of the Bankruptcy Code, Bankruptcy Rule 3022, and Local Rule 3022-1.

3.  The Clerk of the Court shall enter this Final Decree individually in the docket for the Comdisco, Inc. and thereafter such docket shall be marked “Closed.”

4.  This Final Decree is without prejudice to the rights of the Reorganized Debtors or any other party in interest to seek to reopen the Chapter 11 Cases for good cause shown.

5.  The Reorganized Debtors are authorized, in their sole discretion, to destroy corporate records.

6.  The Reorganized Debtors are authorized to abandon the Abandoned Assets and donate the Donated Assets to the Charity.

7.  The Plan Implementation Parties are hereby exculpated and released pursuant to and to the fullest extent provided by Article 14.4 of the Plan and applicable law.  Without limiting the foregoing, the Plan Implementation Parties are hereby exculpated and released to the fullest extent permissible under applicable law from any and all claims that (a) have been, could have been, or which may in the future be asserted against any of the Plan Implementation Parties for any act or omission occurring through the date of the closure of these Chapter 11 Cases or thereafter in connection with  the complete wind down and dissolution of the Reorganized Debtors, and (b) relate to the Debtors, the Reorganized Debtors, the Litigation Trust, the Plan, or the Chapter 11 Cases, including, without limitation, any claims relating to or arising out of the implementation or administration of the Plan, the actions or omissions of any of the Plan Implementation Parties after the date of confirmation of the Plan, the assets or liabilities of the Debtors, the Reorganized Debtors, or the Litigation Trust, or the responsibilities or obligations of any of the Plan Implementation Parties with respect to the Plan, the Litigation Trust, the Debtors, or the Reorganized Debtors.

8.  The Court-appointed claims and noticing agent’s services as agent of the Court are terminated; provided, however, that  the Reorganized Debtors may continue to utilize the services of the claims and noticing agent for a brief period of time to assist the Reorganized Debtors in performing miscellaneous administrative tasks.

9.  Upon dissolution of the Reorganized Debtors, the services of the Disbursing Agent shall be terminated.

10.  The Debtors have obtained all requisite tax clearance.

11.  The Reorganized Debtors are authorized to take such other actions as may be necessary or appropriate to complete the wind down and dissolution of the Reorganized Debtors and administration of the Plan, including making the Final Distribution.

12.  This Court shall retain jurisdiction (a) with respect to all matters arising from or related to the implementation or interpretation of this Final Decree and Order and (b) to enforce or interpret its own orders pertaining to the Chapter 11 Cases.

13.  Notwithstanding any stay that might be applicable to this Final Decree, this Final Decree shall be effective and enforceable immediately upon entry hereof.

Enter:

Dated:	United States Bankruptcy Judge

Prepared by:
Felicia Gerber Perlman
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606

EXHIBIT B

Final Report
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re COMDISCO, INC., et al., Reorganized Debtors.	) ) ) ) ) ) )	Chapter 11 BK No. 01-24795 (JBS) (Jointly Administered)

FINAL REPORT AND ACCOUNTING OF THE COMDISCO DISBURSING AGENT

Randolph I. Thornton, not individually but solely as the Disbursing Agent (the “Disbursing Agent”), under the confirmed First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession (the “Plan”), hereby submits for review by this Court in support of  the Reorganized Debtors’ Motion For Final Decree And Order Pursuant To Bankruptcy Code Sections 105, 350(a), And 1142, Bankruptcy Rule 3022, And Local Bankruptcy Rule 3022-1 Closing The Bankruptcy Case Of Comdisco Inc. And Providing Related Relief (the “Case Closing Motion”)1 this Final Report and Accounting (the “Final Report”) of the administration of the Debtors’ Estates by the Reorganized Debtors under his management as Disbursing Agent and as sole officer and director.
OVERVIEW
On July 16, 2001, Comdisco, Inc. and certain of its affiliates (collectively, “Comdisco” or the “Debtors”) filed petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Case Number 01-24795.  Comdisco emerged from bankruptcy on August 12, 2002 pursuant to the Plan, which obligated it to maximize the value of its assets, convert them to cash and distribute
________________________
1	Terms not otherwise defined in this Final Report shall have the meaning ascribed to them either in the Plan or in the Case Closing Motion.

the proceeds (net of expenses) to its General Unsecured Creditors and the former shareholders of Comdisco. Comdisco Holding Company, Inc. (“Reorganized Comdisco” and together with the other post-emergence Debtor entities, including Comdisco, Inc., the “Reorganized Debtors”) was formed to administer the Estates.
Under the Plan, and upon emergence, the General Unsecured Creditors were granted cash, promissory notes and shares in Reorganized Comdisco (the “New Common Shares”) based on their respective Allowed Claims and the former shareholders of Comdisco were granted one contingent distribution right (a “CDR”) for each share of old Comdisco stock owned by them. The New Common Shares and the CDRs trade over the counter on the OTCQB and Reorganized Comdisco , a publicly traded company, is required to undergo independent third party audits and to file periodic reports with the United States Securities and Exchange Commission (the “SEC”).
Upon emergence in September 2002, the Estates distributed to General Unsecured Creditors $2.2 billion in cash, promissory notes in the amount of $1 billion and 4.2 million New Common Shares.  By April 2003, Reorganized Comdisco had redeemed the promissory notes in full.
 The former shareholders of Comdisco were granted approximately 152 million CDRs in exchange for their shares.  Under the Plan, holders of CDRs (the “CDR Holders”) did not share in the distributions from the Estates until the General Unsecured Creditors had obtained an 89% recovery (on a present value basis) of their Allowed Claims.  The sharing threshold was achieved on May 30, 2003.  Thereafter, the CDR Holders shared in the distributions in increasing increments until the General Unsecured Creditors achieved a 100% recovery (on a present value basis) of their Allowed Claims.  The 100% threshold was achieved by December 31, 2006.

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Thereafter, the CDR Holders shared in 37% of each dollar either distributed or dividended to the General Unsecured Creditors.
Approximately 4,500 Claims were filed in the Chapter 11 Cases, which included nearly 600 Disputed Claims.  As of December 2008, the Debtors and the Reorganized Debtors had successfully resolved all of the Claims.
Under the Plan, the unsecured creditors of Prism Communication Services, Inc. and related entities (the “Prism Debtors”) were to be paid 10% of their allowed claims.  As of March 5, 2004, the Prism Debtors were paid such amounts in full and the Chapter 11 Cases of the Prism Debtors were closed.
In 1998, prior to the bankruptcy, Comdisco offered, and approximately 106 managers and senior level employees participated in, a Shared Investment Plan (the “SIP”) that permitted such managers and employees (the “SIP Participants”) to acquire shares in Comdisco with personal loans guaranteed by Comdisco to the banks. The bankruptcy rendered the shares in Comdisco worthless.  However, the SIP Participants were still obligated on their respective personal loans. The Debtors offered relief to the SIP Participants on their respective loans and ultimately settled and paid the claim of the banks filed in the Chapter 11 Cases on the guaranty.  Some of the SIP Participants accepted the relief offered by the Debtors and the Debtors collected $6 million from those SIP Participants.
Under the Plan, those SIP Participants who had not settled their SIP obligation with the Debtors had their respective promissory notes evidencing their personal loan transferred to an independent litigation trust (the “Comdisco Litigation Trust”) for collection.  The resolution of the liability on the promissory notes was the subject of a separate motion, order and report before this Court that was filed on October 6, 2015 by the Trustee of the Comdisco Litigation Trust.

3

On August 12, 2004, the existing officers and directors of Reorganized Comdisco and Comdisco, Inc. resigned their respective positions and Mr. Randolph I. Thornton was appointed Disbursing Agent and sole officer and director of Reorganized Comdisco and Comdisco, Inc.
Since May 30, 2003, Reorganized Comdisco has been issuing dividends to the General Unsecured Creditors (or subsequent holders of the New Common Shares) on their respective New Common Shares and paying distributions to the CDR Holders.  As of the last Form 10K filed by Reorganized Comdisco on December 9, 2015, aggregate dividends totaling approximately $787 million have been paid to the holders of the New Common Shares and aggregate distributions totaling approximately $131 million have been made to CDR Holders.
As of the date of this Final Report, Reorganized Comdisco has successfully dissolved itself and all of its 50 domestic and international subsidiaries, other than Comdisco, Inc., which will be dissolved as soon as possible after entry of the Final Decree and conclusion of remaining administrative matters; maximized the value of the Estates’ assets and converted them to cash, including dividends and distributions to date; terminated its ventures equity management agreement with Windspeed Acquisition Fund GP, LLC; identified assets to be abandoned or gifted; destroyed obsolete corporate records created prior to January 1, 2008; operated in short term leased executive office space; and, reduced its personnel from approximately 600 at emergence to one full-time and four part-time employees that are periodically supplemented by approximately three to four  consultants.
In summary, since emergence and including the proposed Final Distribution, the Reorganized Debtors will have distributed to General Unsecured Creditors the aggregate total of approximately $4.1 billion, resulting in a greater than 100% recovery, and to former shareholders of Comdisco the total of approximately $142 million.

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FINAL ACTIONS AND ESTATE CLOSURE
Attached to this Final Report as Schedule 1 is a copy of the Consolidated Statements of Net Assets in Liquidation as of March 31, 2016 (the “Statement”) included in the Form 10Q filed by Reorganized Comdisco with the SEC on May 11, 2016.
Subsequent to the Statement date, Reorganized Comdisco made adjustments to its anticipated costs and expenses for wind down of the Reorganized Debtors based on either discussions with third party vendors or after obtaining adjusted final billing agreements from such vendors.  These adjustments are detailed in the table below.
(in $000 except per share)	Low Estimate	High Estimate
Current Cash and cash equivalents	$ 30,041	$ 30,041
Cash – legally restricted	4,000	4,000
Estimated Other Assets	135	110
Total Assets	$ 34,176	$ 34,151

Estimated Liabilities	$ 5,653	$ 4,466
Estimated CDR liability	10,554	10,983
Estimated Supplemental CDR liability	370	370
Total Liabilities	$ 16,577	$ 15,819

Final Estimated Dividend	$ 17,599	$ 18,332
Final Estimated Dividend per share	$ 4.3681	$ 4.5500

Final Estimated CDR Distribution	$ 10,924	$ 11,353
Final Estimated Distribution per CDR	$ 0.07359	$ 0.07648

Based on these adjustments and subject to this Court’s approval of the Case Closing Motion and entry of the Final Decree, Reorganized Comdisco will distribute a final dividend in the aggregate to holders of New Common Shares in the  range of approximately $17,599,000 to $18,332,000, or $4.3681 to $4.5500  per share, and will make a final distribution in the aggregate to the CDR Holders in the range of approximately $10,924,000 to $11,353,000, or $.07359 to

5

$.07648 per CDR (collectively the “Final Distribution”).2  The lower distribution amounts assume, among other things, that Reorganized Comdisco will have to fulfill its obligations as an ongoing publicly traded company including, without limitation, filing Forms 10-Q and 10-K, undergoing an independent third party review and audit, preparing and filing additional tax returns and continuing to lease its office space. The upper range of distribution amount assumes that Reorganized Comdisco can timely make its Final Distribution and cancel the shares and CDRs, therefore saving on the substantial costs and expenses of being a publicly traded company.  Included in the Final Distribution will be the $4 million indemnification reserve of the Trustee, classified as legally restricted on the Statement, as the agreement governing such reserve provides for its release upon entry of an order closing the Chapter 11 Cases.
Upon the payment of the Final Distribution, Reorganized Comdisco will cancel the New Common Shares and the CDRs and terminate their respective listings on the OTCQB. Subsequent to the Final Distribution and the cancellation of the New Common Shares and CDRs, such shares and CDRs shall be deemed null, void and worthless.  Reorganized Comdisco will also cease being a publicly traded company and no longer be required to file periodic filings with the SEC or have its books and records audited by independent auditors.
Subject to this Court’s approval of the Case Closing Motion and entry of the Final Decree, and following the Final Distribution, Reorganized Comdisco will destroy the balance of its corporate records, finalize the gifting of the designated assets, finalize the abandonment of the designated assets, issue appropriate public notices of the closure of the Estates in the press, with the SEC and on its website, respond to inquiries from the shareholders and CDR Holders and/or
________________________
2
The listed ranges are estimates based on the Reorganized Debtors’ estimates of professional fees and other wind down costs and, accordingly, the amount of the Final Distribution may ultimately be higher or lower than the amounts listed herein.

6

their respective representatives, pay the final expenses of the Estates, pay the remaining compensation and bonuses and retention approved under the Plan or otherwise, distribute (after payment of any and all Estate liabilities) any Final Cash remaining, which is not expected to be in excess of $100,000, to the designated charity, and address any other administrative matters that may arise in the process of effectuating the closure of the Estates, all as set forth in the Case Closing Motion.

Dated:	Chicago, Illinois
June 21, 2016

Respectfully submitted,
/s/ Randolph I. Thornton
RANDOLPH I. THORNTON, not individually, but solely as Disbursing Agent of the Estate of Comdisco, Inc.

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Schedule 1

Comdisco Holding Company, Inc.
Consolidated Statements of Net Assets in Liquidation as of March 31, 2016  (Liquidation Basis) and September 30, 2015 (Liquidation Basis)
(In thousands)

	March 31, 2016	September 30, 2015
	(Unaudited)

ASSETS
Cash and cash equivalents	$30,303	$30,126
Cash - legally restricted	4,000	4,000
Receivable from securities sold	0	1,911
Assets held in trust for deferred compensation plan	0	500
Other assets	168	183
TOTAL ASSETS	$34,471	$36,720

LIABILITIES
Contingent Distribution Rights Liability	$11,010	$10,813
Supplemental CDR Liability due to Anticipated Litigation Trust Distribution	370	370
Accrued compensation	3,374	4,077
Accrued professional fees	776	1,374
Other accrued costs	459	956
Accrued liability for deferred compensation plan	0	500
Accrued estimated disposal costs of liquidation	105	588
TOTAL LIABILITIES	16,094	18,678
NET ASSETS IN LIQUIDATION	$18,377	$18,042